Exhibit 99

FOR RELEASE 3:00 P.M. CENTRAL
TUESDAY, MAY 4, 2010
Contact: Lance Berry
(901) 867-4607
Wright Medical Group, Inc. Reports Results for First Quarter Ended March 31, 2010
Sales performance and operating margin expansion drive 18% adjusted operating income growth
ARLINGTON, TN – May 4, 2010 – Wright Medical Group, Inc. (NASDAQ: WMGI), a global orthopaedic medical device company and a leading provider of surgical solutions for the foot and ankle market, today reported financial results for its first quarter ended March 31, 2010.
Net sales totaled $131.2 million during the first quarter ended March 31, 2010, representing a 9% increase over net sales of $120.9 million during the first quarter of 2009. Excluding the impact of foreign currency, net sales increased 7% during the first quarter.
Net loss for the first quarter of 2010 totaled $0.5 million or ($0.01) per diluted share, compared to net income of $3.3 million or $0.09 per diluted share in the first quarter of 2009.
Net loss for the first quarter of 2010 included the after-tax effects of approximately $8.1 million of expenses related to U.S. governmental inquiries, $8.0 million of which is for management’s estimate of a monetary payment for the potential settlement of the ongoing investigation by the U.S. Department of Justice (DOJ), $3.0 million of non-cash stock-based compensation expense, and $544,000 of restructuring charges. Net income for the first quarter of 2009 included the after-tax effects of approximately $4.1 million of expenses related to U.S. governmental inquiries, $2.8 million of non-cash stock-based compensation expense, $66,000 of restructuring charges, and $30,000 of inventory step-up amortization.
Our first quarter net income, as adjusted, increased 9% to $8.5 million in 2010 from $7.8 million in 2009, while diluted earnings per share, as adjusted, increased 5% to $0.21 in the first quarter of 2010 from $0.20 in the first quarter of 2009. A reconciliation of U.S. GAAP to “as adjusted” results is included in the attached financial tables.
With regard to the ongoing DOJ investigation, the Company is currently in discussions with the DOJ and the Office of Inspector General (OIG) as to a potential resolution of this matter. At this point, management believes that it is probable that a settlement will be reached and will include a monetary payment of approximately $8 million. The Company has therefore recognized a liability for this amount during the first quarter of 2010. There can be no assurance that the Company will enter into a consensual resolution of this matter with the DOJ or OIG, or what the terms of any such resolution might be.
Gary D. Henley, President and Chief Executive Officer commented, “We are very pleased with our first quarter financial performance which delivered accelerating constant currency sales growth, operating margin expansion and excellent free cash flow.”
Mr. Henley continued, “Additionally we continued to execute on the key growth drivers of the business, in particular, expansion of our focused foot and ankle sales force and continued progress on our new product pipeline. This first quarter financial and operational performance puts us on track to achieve our 2010 plan.”
Mr. Henley concluded, “We continue to work with the U.S. government with regard to the ongoing DOJ investigation, and we hope that we can bring this matter to resolution in the near future.”

Outlook
The Company’s earnings target, as communicated in the guidance range stated below, excludes the effect of possible future acquisitions, other material future business developments, non-cash stock-based compensation expense, restructuring charges, and costs associated with the Company’s ongoing U.S. governmental inquiries.
The Company is reiterating its previously-communicated as-adjusted earnings per share outlook, representing a target range for the full year 2010 of $0.88 to $0.94 per diluted share, reflecting growth of 4% to 11%, as well as its 2010 net sales outlook of $515 million to $530 million, representing growth of 6% to 9%.
As noted above, the Company’s earnings target excludes the impact of non-cash stock based compensation charges as well as the impact of restructuring charges. While the amount of the non-cash stock-based compensation charges will vary depending upon a number of factors, many of which are not within the Company’s control, the Company currently estimates that the after-tax impact of those expenses will range from $0.20 to $0.24 per diluted share for the full year 2010. With regard to restructuring charges, the Company expects total pre-tax charges related to the closing of the Toulon facilities to be in a range of approximately $28 million to $30 million, of which $27.1 million have been incurred to date. Additionally, we continue to anticipate incurring pre-tax restructuring charges related to our Creteil, France operations totalling $3 million to $4 million, of which $2.6 million of these charges have been incurred to date, the remainder of which we expect to record by the end of the second quarter of 2010.
The Company’s anticipated targets for net sales, adjusted earnings per share, stock-based compensation charges, and restructuring charges are forward-looking statements. They are subject to various risks and uncertainties that could cause the Company’s actual results to differ materially from the anticipated targets. The anticipated targets are not predictions of the Company’s actual performance. See the cautionary information about forward-looking statements in the “Safe-Harbor Statement” section of this press release.
Conference Call
As previously announced, the Company will host a conference call starting at 3:30 p.m. (Central Time) today. The live dial-in number for the call is 866-730-5763 (domestic) or 857-350-1587 (international). The participant passcode for the call is “wright.” To access a simultaneous webcast of the conference call via the internet, go to the “Corporate – Investor Information” section of the Company’s website located at www.wmt.com. A replay of the conference call by telephone will be available starting at 6:30 p.m. (Central Time) today and continuing until May 11, 2010. To hear this replay, dial 888-286-8010 (domestic) or 617-801-6888 (international) and enter the passcode 34333039. A replay of the conference call will also be available via the internet starting today and continuing for at least 12 months. To access a replay of the conference call via the internet, go to the “Corporate – Investor Information – Audio Archives” section of the Company’s website located at www.wmt.com.
The conference call may include a discussion of non-GAAP financial measures. Reference is made to the most directly comparable GAAP financial measures, the reconciliation of the differences between the two financial measures, and the other information included in this press release, our Form 8-K filed with the SEC today, or otherwise available in the “Corporate – Investor Information – Supplemental Financial Information” section of the Company’s website located at www.wmt.com.
The conference call may include forward-looking statements. See the cautionary information about forward-looking statements in the “Safe-Harbor Statement” section of this press release.
Non-GAAP Financial Measures
The Company uses non-GAAP financial measures, such as net sales, excluding the impact of foreign currency, operating income, as adjusted, net income, as adjusted, net income, as adjusted, per diluted share, and effective tax rate, as adjusted. The Company’s management believes that the presentation of these measures provides useful information to investors. These measures may assist investors in evaluating the Company’s operations, period over period. The measures exclude such items as business development activities, including purchased in-process research and development, the financial impact of significant litigation, costs related to the on-going U.S. governmental inquiries, restructuring charges and non-cash stock-based expense, all of which may be highly

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variable, difficult to predict and of a size that could have substantial impact on the Company’s reported results of operations for a period. Management uses these measures internally for evaluation of the performance of the business, including the allocation of resources and the evaluation of results relative to employee performance compensation targets. Investors should consider these non-GAAP measures only as a supplement to, not as a substitute for or as superior to, measures of financial performance prepared in accordance with GAAP.
Safe-Harbor Statement
This press release contains “forward-looking statements” as defined under U.S. federal securities laws. These statements reflect management’s current knowledge, assumptions, beliefs, estimates, and expectations and express management’s current views of future performance, results, and trends and may be identified by their use of terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” and other similar terms. Forward-looking statements are subject to a number of risks and uncertainties that could cause our actual results to materially differ from those described in the forward-looking statements. Such risks and uncertainties include those discussed in our filings with the Securities and Exchange Commission (including those described in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2009, under the heading “Risk Factors”). Readers should not place undue reliance on forward-looking statements. Such statements are made as of the date of this press release, and we undertake no obligation to update such statements after this date.
Wright Medical Group, Inc. is a global orthopaedic medical device company specializing in the design, manufacture and marketing of devices and biologic products for the extremity, hip and knee repair and reconstruction. The Company is a leading provider of surgical solutions for the foot and ankle market. The Company has been in business for more than 50 years and markets its products in over 60 countries worldwide. For more information about Wright Medical, visit the Company’s website at www.wmt.com.
—Tables Follow—

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Wright Medical Group, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data—unaudited)

	Three Months Ended
	March 31, 2010	March 31, 2009
Net sales	$131,244	$120,912
Cost of sales	40,141	38,021

Gross profit	91,103	82,891

Operating expenses:
Selling, general and administrative	76,438	66,609
Research and development	9,835	8,906
Amortization of intangible assets	649	1,317
Restructuring charges	544	66

Total operating expenses	87,466	76,898
Operating income	3,637	5,993
Interest expense, net	1,508	1,253
Other expense (income), net	132	(363)

Income before income taxes	1,997	5,103
Provision for income taxes	2,522	1,786

Net (loss) income	$(525)	$3,317

Net (loss) income per share, basic	$(0.01)	$0.09

Net (loss) income per share, diluted	$(0.01)	$0.09

Weighted-average number of common shares outstanding, basic	37,540	37,229

Weighted-average number of common shares outstanding, diluted	37,540	37,340

Wright Medical Group, Inc.
Consolidated Sales Analysis
(dollars in thousands—unaudited)

	Three Months Ended		%
	March 31, 2010	March 31, 2009	change
Geographic
Domestic	$77,725	$74,353	4.5%
International	53,519	46,559	14.9%

Total net sales	$131,244	$120,912	8.5%

Product Line
Hip products	$46,285	$41,914	10.4%
Knee products	32,418	30,388	6.7%
Extremity products	30,104	25,941	16.0%
Biologics products	19,792	19,771	0.1%
Other	2,645	2,898	(8.7%)

Total net sales	$131,244	$120,912	8.5%

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Wright Medical Group, Inc.
Supplemental Sales Information
(unaudited)

	FirstQuarter 2010 Sales Growth
	Domestic	Int’l	Int’l	Total	Total
	As	Constant	As	Constant	As
	Reported	Currency	Reported	Currency	Reported
Hips	3%	12%	17%	8%	10%
Knees	4%	6%	10%	5%	7%
Extremities	14%	18%	26%	15%	16%
Biologics	(3%)	11%	18%	(1%)	0%
Total	5%	10%	15%	7%	9%

Sales as a % of Total Sales
	Three months ended March 31, 2010
	Domestic	International	Total
Hips	15%	21%	35%
Knees	14%	11%	25%
Extremities	18%	4%	23%
Biologics	12%	3%	15%
Total	59%	41%	100%
Wright Medical Group, Inc.
Reconciliation of Net Sales to Net Sales Excluding the Impact of Foreign Currency
(dollars in thousands—unaudited)

	Three Months Ended
	March 31, 2010
	International	Total
	Net Sales	Net Sales
Net sales, as reported	$53,519	$131,244

Currency impact as compared to prior period	(2,441)	(2,441)

Net sales, excluding the impact of foreign currency	$51,078	$128,803

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Wright Medical Group, Inc.
Reconciliation of As Reported Results to Non-GAAP Financial Measures
(in thousands, except per share data—unaudited)

	Three Months Ended
	March 31,	March 31,
	2010	2009
Operating Income
Operating income, as reported	$3,637	$5,993
Reconciling items impacting Gross Profit:
Inventory step-up amortization	—	30
Non-cash, stock-based compensation	340	292

Total	340	322

Reconciling items impacting Selling, General and Administrative expenses:
Non-cash, stock-based compensation	2,267	2,101
U.S. governmental inquiries	8,071	4,067

Total	10,338	6,168

Reconciling items impacting Research and Development expenses:
Non-cash, stock-based compensation	398	395
Other Reconciling Items:
Restructuring charges	544	66

Operating income, as adjusted	$15,257	$12,944

Operating income, as adjusted, as a percentage of net sales	11.6%	10.7%

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Wright Medical Group, Inc.
Reconciliation of As Reported Results to Non-GAAP Financial Measures
(continued)

	Three Months Ended
	March 31,	March 31,
	2010	2009
Net Income
Income before income taxes, as reported	$1,997	$5,103
U.S. governmental inquiries	8,071	4,067
Non-cash, stock-based compensation	3,005	2,788
Restructuring charges	544	66
Inventory step-up amortization	—	30

Income before income taxes, as adjusted	13,617	12,054

Provision for income taxes, as reported	2,522	1,786
U.S. governmental inquiries	1,580	1,589
Non-cash, stock-based compensation	836	872
Restructuring charges	211	26
Inventory step-up amortization	—	12

Provision for income taxes, as adjusted	5,149	4,285

Effective tax rate, as adjusted	37.8%	35.5%

Net income, as adjusted	$8,468	$7,769

	Three Months Ended		Three Months Ended
	March 31, 2010		March 31, 2009
	As Reported	As Adjusted	As Reported	As Adjusted
Basic net (loss) income	$(525)	$8,468	$3,317	$7,769
Interest expense on convertible notes	N/A	935	N/A	935

Diluted net (loss) income	$(525)	$9,403	$3,317	$8,704

Basic shares	37,540	37,540	37,229	37,229
Dilutive effect of stock options and restricted shares	N/A	283	111	111
Dilutive effect of convertible notes	N/A	6,126	N/A	6,126

Diluted shares	37,540	43,949	37,340	43,466

Net (loss) income per share, diluted	$(0.01)	$0.21	$0.09	$0.20

	Three Months Ended
	March 31,	March 31,
	2010	2009
Net Income per Diluted Share
Net (loss) income, as reported, per diluted share	$(0.01)	$0.09
Interest expense on convertible notes	0.02	0.02
Dilutive effect of convertible notes	0.00	(0.01)
U.S. governmental inquiries	0.15	0.06
Non-cash, stock-based compensation	0.05	0.04
Restructuring charges	0.01	0.00
Inventory step-up amortization	0.00	0.00

Net income, as adjusted, per diluted share	$0.21	$0.20

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Wright Medical Group, Inc.
Condensed Consolidated Balance Sheets
(dollars in thousands—unaudited)

	March 31,	December 31,
	2010	2009
Assets
Current assets:
Cash and cash equivalents	$109,039	$84,409
Marketable securities	77,807	86,819
Accounts receivable, net	102,391	101,720
Inventories	162,145	163,535
Prepaid expenses and other current assets	50,461	54,121

Total current assets	501,843	490,604

Property, plant and equipment, net	141,359	139,708
Intangible assets, net	70,460	71,587
Other assets	12,630	12,385

Total assets	$726,292	$714,284

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$20,275	$13,978
Accrued expenses and other current liabilities	60,744	54,643
Current portion of long-term obligations	341	336

Total current liabilities	81,360	68,957

Long-term obligations	200,246	200,326
Other liabilities	4,582	4,593

Total liabilities	286,188	273,876

Stockholders’ equity	440,104	440,408

Total liabilities and stockholders’ equity	$726,292	$714,284

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